Exhibit 99.1


Media Contacts:      Mark M. Brown                    Gordon Parnell
                     Chief Financial Officer          Chief Financial Officer
                     TelCom Semiconductor, Inc.       Microchip Technology, Inc.
                     (650) 215-1411                   (480) 786-7374




    TelCom Semiconductor Announces Merger Agreement with Microchip Technology

      Expanded Analog Portfolio Accelerates Microcontroller-Attach Strategy

MOUNTAIN  VIEW,  CA - October 27, 2000 -- TelCom  Semiconductor,  Inc.  (NASDAQ:
TLCM), a provider of a broad spectrum of high performance linear and mixed-signal integrated circuits solutions, today announced a planned merger with Microchip Technology Incorporated (NASDAQ: MCHP) in a stock-for-stock transaction valued at approximately $300 million on a fully-diluted basis based on Thursday's closing prices. Microchip manufactures the widely popular PICmicro(R) RISC microcontrollers which serve 8-bit and 16-bit embedded control applications.

Under the terms of the definitive merger agreement, if the average closing price of Microchip's common stock for the ten trading days preceding the closing of the transaction is between $28.30 and $32.61, Microchip will issue a number of shares of its common stock for each outstanding share of TelCom equal to $15.00 divided by such 10 day average price. If Microchip's ten-day average closing price prior to the merger is less than $28.30, then each TelCom stockholder will receive 0.53 shares of Microchip, and if the ten-day average price is greater than $32.61, then each TelCom stockholder will receive 0.46 shares of Microchip.

TelCom expects the transaction to be completed during the first calendar quarter of 2001 and to be immediately accretive.

                TelCom Semiconductor Announces Merger Agreement
                        with Microchip Technology (Cont.)                    2-6

"We are pleased to join forces with an industry leader like Microchip," said Bob Gargus, President and Chief Executive Officer at TelCom. "This is an excellent fit from both a customer and technology perspective. We believe our strength in analog products will further Microchip's leadership in embedded control applications. Microchip's larger sales force, much larger customer base and strong OEM and distributor relationships will significantly expand the market opportunity for TelCom's products."

"This acquisition is an important milestone for Microchip in that it greatly accelerates our internal efforts to expand our portfolio of stand-alone analog products as well as provide additional product functionality to our embedded control customers. We estimate that there is approximately $1.50 of analog product embedded around each $1.00 of our microcontrollers. One and a half years ago, we began exploiting this opportunity by building and attaching our stand-alone analog products to our microcontrollers. TelCom brings to us a highly synergistic portfolio of analog products which will accelerate our ability to capture this significant revenue opportunity," said Steve Sanghi, Microchip's President and Chief Executive Officer.

TelCom's high performance analog expertise will substantially expand Microchip's product initiatives and position the Company as a leading producer of power management, thermal management and other linear/mixed-signal integrated circuits. "TelCom's product position and experienced analog team accelerates our analog product roadmap by several years and gives us critical mass in all major market segments. Analog resources are very scarce in the current industry environment, and this acquisition will double our analog focused resources. Together, we will expand Microchip's analog product portfolio and accelerate our microcontroller-attach strategy much faster than we could do alone," Sanghi said.

                TelCom Semiconductor Announces Merger Agreement
                        with Microchip Technology (Cont.)                    3-6


TelCom will become a subsidiary of Microchip and TelCom's team of over 250 employees will become part of Microchip's existing analog product group.
Microchip expects to keep all of TelCom's employees and no reductions in workforce are expected.

The acquisition is intended to qualify as a pooling of interests for accounting purposes and to be tax-free to stockholders of TelCom. Completion of the acquisition is contingent upon approval by TelCom stockholders, on the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and on other customary conditions.

Microchip will host a teleconference call on Friday, October 27 at 8:00 a.m. (Pacific time)/11:00 a.m. (Eastern time) to discuss this merger. This call will be simulcast over the World Wide Web at www.microchip.com. The webcast will be available for replay at www.microchip.com until 5:00 p.m. (Pacific time) on Monday, October 30, 2000.

A telephonic replay of the teleconference will also be available at approximately 11:00 a.m. (Pacific time) on October 27. The telephonic replay will be available until 5:00 p.m. (Pacific time) on Monday, October 30, 2000. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 456421.

This release contains  forward-looking  statements  relating to the synergies of
Microchip's and TelCom's products, growth of Microchip's customer base, acceleration of Microchip's analog product development, and development of Microchip's and TelCom's products and services and future operating results that

                TelCom Semiconductor Announces Merger Agreement
                        with Microchip Technology (Cont.)                    4-6


are based upon the current expectations and beliefs of the management of Microchip and TelCom and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the transaction to close due to the failure to obtain required regulatory or stockholder approvals; difficulties associated with successfully integrating Microchip and TelCom's businesses and technologies; costs related to the transaction; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to manage its growth and the difficulty of successfully managing a larger organization; failure of the combined company to successfully manage its changing relationships with customers, suppliers, value added resellers, and strategic partners; failure of the combined company's customers to accept new product offerings; and failure to achieve anticipated synergies in the merger. Other factors that could affect the combined company's actual results include the progress and costs of the development of its products and services and the timing of market acceptance of those products and services.

For a detailed discussion of these other cautionary statements, please refer to each company's respective filings with the Securities and Exchange Commission, including, where applicable, their most recent filings on Form 10-K and 10-Q, both companies' registration statements on Form S-3, as amended, and the joint proxy statement/prospectus to be filed by the companies as described below. Microchip's and TelCom's filings with the SEC are available to the public from commercial document retrieval services and at the Website maintained by the SEC at http://www.sec.gov.

Where You Can Find Additional Information:

Investors and security holders of TelCom are advised to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information about the transaction. Microchip and TelCom will file the proxy statement/prospectus with the Securities and

                TelCom Semiconductor Announces Merger Agreement
                        with Microchip Technology (Cont.)                    5-6


Exchange Commission. Investors and security holders of TelCom may obtain a free copy of the proxy statement/prospectus when it is available and other documents filed by Microchip and TelCom with the Securities and Exchange Commission at the Securities and Exchange Commission's Website at www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained for free from Microchip and TelCom.

TelCom and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of TelCom with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in TelCom's Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 10, 2000. This document is available free of charge at the Securities and Exchange Commission's Website at http://www.sec.gov and from TelCom.

TelCom Semiconductor, Inc. designs, develops and markets a broad spectrum of high-performance linear and mixed-signal integrated circuit solutions. The company's product offering is focused in three main product families: power management, thermal management, and linear/mixed signal devices. These integrated circuits are used worldwide in a range of applications in the wireless communications, computing, consumer electronics, networking, industrial and other markets. The company's revenue for 1999 was $57.3 million. Company and product information can be accessed on the company's Website at www.telcom-semi.com.

Microchip Technology Inc. manufactures the widely popular PICmicro(R) RISC microcontrollers that serve 8- and 16-bit embedded control applications. Specializing in field-programmable and mixed-signal solutions, the company also offers complementary microperipheral products including stand-alone analog,

                TelCom Semiconductor Announces Merger Agreement
                        with Microchip Technology (Cont.)                    6-6


interface and microID(TM) RFID devices; serial EEPROMs; and the patented KEELOQ(R) security devices. This synergistic product portfolio targets thousands of applications and a growing demand for high-performance designs in the automotive, communications, computing, consumer and industrial control markets. The Company's quality systems are ISO 9001 (1994 version) and QS9000 (1998 version) certified. Microchip is headquartered near Phoenix in Chandler, with semiconductor fabrication facilities in Arizona and Washington; and assembly and test operations near Bangkok, Thailand. Microchip employs approximately 3,100 people worldwide and has sales offices throughout Asia, Europe, Japan and the Americas. More information on the Company can be found at www.microchip.com.

      The Microchip name and logo, PIC, PICmicro, and KEELOQ are registered trademarks of Microchip Technology Inc. in the USA and other countries.
    microID is a trademark of Microchip Technology Inc. in the USA and other countries. All other trademarks are the property of their respective owners.

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